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                                                                   EXHIBIT 4(j)


                                    TRW INC.

                     FORM OF COMMON STOCK WARRANT AGREEMENT
                     [FOR COMMON STOCK WARRANTS SOLD ALONE]*


         WARRANT AGREEMENT dated as of _____________ between TRW Inc., an Ohio corporation (hereinafter called the "Company") and _______________, as Warrant Agent (therein called the "Warrant Agent").

         WHEREAS, the Company proposes to sell warrant certificates evidencing one or more warrants (the "Warrants" or, individually a "Warrant") representing the right to purchase in the aggregate up to __________ shares of the Company's common stock, par value $0.625 per share (the "Common Stock"), (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced:

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

    ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY OF WARRANT CERTIFICATES.

         SECTION 1.01 Issuance of Warrants. Each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase ___________ share(s) of Common Stock.

         SECTION 1.02 Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in [bearer] [registered] form substantially in the form set forth in Exhibit A hereto, shall be dated _______ and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the

----------

*Monetary amounts may be in U.S. dollars or in foreign denominated currency or units consisting of multiple currencies.

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officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by [its Chairman of the Board, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers] under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

         In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

         [If bearer Warrants -- The term "holder" or "holder of a Warrant Certificate" as used herein shall mean the bearer of such Warrant Certificate.]

         [If registered Warrants -- The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.]

         SECTION 1.03. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase an aggregate of ___________ maximum shares of Warrant Securities (except as provided in Sections 1.04, 2.03(c), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to __________ shares of Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates [If registered

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Warrants -- or in connection with their transfer], as hereinafter provided or as provided in Section 2.03(c).

         SECTION 1.04. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificate in lieu of which they are issued and with such insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificate may determine as appropriate, as evidenced by their execution of such Warrant Certificates.

         If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or __________________], without charge to the holders. Upon surrender for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.


                                   ARTICLE II.

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS.

         SECTION 2.01. Warrant Price. On __________, 19__ the exercise price of each Warrant is [specified currency and amount]. During the period from _____________, 19__ through and including _____________, 19__, the exercise price of each Warrant will be [specified currency and amount]. The Warrant Price is subject to adjustment as set forth in Section 2.03(g). Such purchase price of Warrant Securities is referred to in this Agreement as the "Warrant Price".

         SECTION 2.02. Duration of Warrants. Each Warrant may be exercised in whole at any time, as specified herein, on or after [the date thereof] [___________, 19__] and at or before 5 P.M. New York time on _________, 19__
(the "Expiration Date"). Each Warrant not exercised at or before 5 P.M. New York time on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

         SECTION 2.03. Exercise of Warrants. (a) During the period specified in
Section 2.02, any whole number of Warrants may be exercised by providing certain information set forth on the reverse side of the Warrant Certificate and by paying in full, [in lawful money of the United States of America,] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office [or at _______], provided that such exercise is subject to receipt within five business days of such [payment] [wire transfer] by

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the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

         (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the transfer agent for the Common Stock (the "Transfer Agent") of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company or the Transfer Agent shall reasonably require.

         (c) As soon as practicable after the exercise of any Warrant, the Company shall issue or cause to be issued to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, a stock certificate representing the Warrant Securities to which such holder is entitled. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

         (d) The Company will pay any documentary stamp taxes attributable to the initial issuance of the Warrant Securities upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the certificate representing Warrant Securities; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any certificate representing any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

         (e) Subject to Section 2.03(f), in case the Company shall (i) pay a dividend in Common Stock or shares of capital stock convertible into Common Stock, or make a distribution of shares of Common Stock or shares of capital stock convertible into Common Stock, on its outstanding Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of such shares,
(iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue, by reclassification of its Common Stock, other securities of the Company, the number of shares of Common Stock and, for transactions referred to in clauses (i) and (iv) the kind of securities, purchasable upon exercise of a Warrant outstanding immediately prior thereto shall be adjusted so that the holder of a Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the

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Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Except as provided in this Section 2.03(e), no adjustment to the Warrant Securities shall be made in respect of any dividends or distributions out of surplus or net profit. Any adjustment made pursuant to this Section 2.03(e) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         (f) No adjustment in the number of shares of Warrant Securities purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Warrant Securities then purchasable upon the exercise of the Warrants in the aggregate or, if the Warrants are not then exercisable, the number of shares of Warrant Securities purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this Section 2.03(f) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

         (g) Whenever the kind and/or number of shares of Common Stock purchasable upon the exercise of a Warrant is adjusted as provided in this
Section 2.03, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock or other securities purchasable upon the exercise of such Warrant immediately prior to such adjustment and of which the denominator shall be the number of shares of Common Stock or other securities so purchasable immediately thereafter. If, as a result of any adjustment as provided in this Section 2.03, the holder of any Warrant shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine by resolution the allocation of the adjusted Warrant Price between or among shares of such classes of capital stock. Such determination, if based upon the Board of Directors' good faith business judgment, shall be binding upon the registered holders. The Company will deliver a certified copy of such resolution of the Board of Directors to the Warrant Agent.

         (h) Whenever the number of shares of Warrant Securities purchasable upon the exercise of a Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly given to the Warrant Agent [and each registered holder of a Warrant] written notice of such adjustment or adjustments and, with regard to the Warrant Agent only, a certificate of the chief financial officer of the Company setting forth the number and kind of shares of capital stock purchasable upon the exercise of a Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

         (i) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that the registered holders of the Warrants shall have the right thereafter, upon payment of the Warrant Price in effect immediately prior to such action, to purchase upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned

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or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action. Any such agreements referred to in this Section 2.03(i) shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9 hereof. The provisions of this Section 2.03(i) shall similarly apply to successive consolidations, mergers, sales or conveyances.

         (j) Irrespective of any adjustments in the Warrant Price or the number or kind of securities issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant Certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant Certificate thereafter issued, whether [upon registration of transfer of, or] in exchange or substitution for, an outstanding Warrant Certificate, may be in the form so changed.

         (k) The Company shall not be required to issue fractional shares of Common Stock or any other security on the exercise of a Warrant. If any fraction of a share of Common Stock or other security would, except for the provisions of this Section 2.03(k), be issuable on the exercise of a Warrant (or specified portion thereof), the Company shall in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the Common Stock is traded on the New York Stock Exchange (the "NYSE") or on any other national securities exchange or on Nasdaq, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock on the NYSE or on the principal national securities exchange on which it is listed or on Nasdaq, as the case may be, or
(ii) if the Common Stock or other security is traded in the over-the-counter market and not on the NYSE or on any other national securities exchange or on Nasdaq, the average of the per share closing bid prices of the Common Stock on the 30 consecutive trading days immediately preceding the date in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The closing price referred to in clause (i) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the NYSE or on the principal national securities exchange on which the Common Stock or other security is then listed or on Nasdaq. For purposes of clause (ii) above, if trading in the Common Stock or other security is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated.


                                  ARTICLE III.

     OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT CERTIFICATES.

         SECTION 3.01. No Rights as Stockholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive dividends

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or other distributions, to vote on any matter submitted to the Company's stockholders or to receive notice of any meetings of stockholders.

         SECTION 3.02. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to it and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

         SECTION 3.03. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of, his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

         SECTION 3.04. Merger, Consolidation, Conveyance, Transfer or Lease. If at any time there shall be a merger, consolidation, conveyance, transfer or lease of assets subject to Section 12.01 of the Indenture, then in any such event the successor or assuming corporation referred to therein shall succeed to and be substituted for the Company, with the same effect, subject to the Indenture, as if it had been named herein and in the Warrant as the Company; the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable hereunder that theretofore shall not have been signed by the Company, and may execute and deliver Warrant Securities in its own name pursuant to such Indenture, in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had

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been issued at the date of the execution hereof. In any case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate.

         The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease complies with the provisions of this Section 3.04 and the Indenture.


                                   ARTICLE IV.

                 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES.

         SECTION 4.01. Exchange and Transfer of Warrant Certificates. Upon surrender at the corporate trust office of the Warrant Agent [or ________], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants. [If registered Warrants -- or the transfer thereof may be registered in whole or in part]; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. [If registered Warrants -- The Warrant Agent shall keep, at its corporate trust office [and at _______], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or _________] for exchange [or registration of transfer], properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.] No service charge shall be made for any exchange [or registration of transfer] or Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange [or registration of transfer]. Whenever any Warrant Certificates are so surrendered for exchange [or registration of transfer] an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange [or registration of transfer] which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange [or registration of transfer] of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange [or registration of transfer.]

         SECTION 4.02. Treatment of Holders of Warrant Certificates. [If bearer Warrants -- Each Warrant Certificate shall be transferable by delivery and shall be deemed negotiable and the bearer of each Warrant Certificate may be treated by the Company, the Warrant Agent and all other persons dealing with such bearer as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary withstanding.] [If registered Warrants -- The Company and the Warrant Agent may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise

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the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.]

         SECTION 4.03. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange[, registration of transfer] or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE V.

                          CONCERNING THE WARRANT AGENT.

         SECTION 5.01. Warrant Agent. The Company hereby appoints _____________ as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth and _____________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and herein and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

         SECTION 5.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                  (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

                  (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

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                  (c) Counsel. The Warrant Agent may consult with counsel
         satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                  (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                  (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture of the Company.

                  (f) No Liability for Interest. The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                  (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates.

                  (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's counter-signature thereon), all of which are made solely by the Company.

                  (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

         SECTION 5.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

         (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

         (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

         (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

         (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI.

                                 MISCELLANEOUS.

         SECTION 6.01. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable, provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates.

         SECTION 6.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         SECTION 6.03. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to _________________, Attention: _____________ and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to TRW Inc., 900 Richmond Road, Cleveland, Ohio 44124, Attention: Secretary (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

         SECTION 6.04. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 6.05. Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a Prospectus relating to such Warrant Securities.

         SECTION 6.06. Obtaining of Government Approvals; Exchange Listings. The Company will from time to time take any action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including without limitation a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable. Prior to the issuance of any shares of Warrant Securities or other securities upon exercise of the Warrants, the Company shall secure the listing of shares on any and all national securities exchanges or interdealer quotation system upon which any of the other shares of Warrant Securities or other securities are then listed.

         SECTION 6.07. Persons Having Rights under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

         SECTION 6.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 6.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

         IN WITNESS WHEREOF, each of TRW Inc. and [Warrant Agent] has caused this Agreement to be signed by one of its duly authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, all as of the day and year first above written.

                                       TRW, INC.


                                       By_______________________________________
Attest:

_______________________________________


                                       By_______________________________________
                                                                As Warrant Agent
Attest:

_______________________________________

                                                                       EXHIBIT A

                          (FORM OF WARRANT CERTIFICATE)
                          (Face of Warrant Certificate)


[Form of Legend if Warrants are      Prior to ______, Warrants evidenced by this
not immediately exercisable:         Warrant Certificate cannot be exercised.]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN

                                    TRW INC.
                              WARRANTS TO PURCHASE
                        _________ shares of Common Stock

               VOID AFTER 5 P.M. NEW YORK TIME ON __________, 19__

[No.]                                                                   Warrants


                  This certifies that [the bearer is the] [____________ or registered assigns is the registered] owner of the above indicated number of Warrants, each Warrant entitling such [bearer] [owner] to purchase, at any time [after 5 P.M. New York time on _______, 19__ and] on or before 5 P.M. New York time on _______, 19__, __________ shares of Common Stock, par value $0.625 per share (the "Warrant Securities"), of TRW Inc. (the "Company"), on the following basis: [on _______, 19__ the exercise price of each Warrant is [specified currency and amount]; during the period from _______, 19__, through and including ____________, 19__, the exercise price of each Warrant will be [specified currency and amount] (the "Warrant Price"). The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, [in lawful money of the United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent"), [or __________] currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase whole shares of Warrant Securities. Upon any exercise of fewer than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ________, 19__ (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at ________________]. The number of Warrant Securities and the Warrant Price are subject to adjustment as provided in the Warrant Agreement.

         [Bearer Warrants -- This Warrant Certificate, and all rights hereunder may be transferred by delivery and the Company and the Warrant Agent may treat the bearer hereof as the bearer for all purposes.]

         [Registered Warrants -- This Warrant Certificate may be transferred when surrendered at the corporate trust office of the Warrant Agent [or __________] by registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.]

         After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive dividends or other distributions, to vote on any matter submitted to the Company's stockholders or to receive notice of any meetings of stockholders.

         This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

         Dated as of ____________, 19__.

                                            TRW Inc.


                                            By__________________________________
Attest:

________________________________________

           Countersigned:


________________________________________
                        As Warrant Agent


By______________________________________
           Authorized Signature

                        [REVERSE OF WARRANT CERTIFICATE]
                      INSTRUCTIONS FOR EXERCISE OF WARRANT


         To exercise the Warrants evidenced hereby, the holder must pay [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer] [in immediately available funds] the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] Corporate Trust Department, [insert address of Warrant Agent], Attn. _________ [or ____________ ], which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (registered mail is recommended) to the Warrant Agent at the addresses set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].


                     TO BE EXECUTED UPON EXERCISE OF WARRANT


         The undersigned hereby irrevocable elects to exercise ________ Warrants, evidenced by this Warrant Certificate, to purchase _________ shares of Common Stock, par value $0.625 per share (the "Warrant Securities"), of TRW Inc. and represents that he has tendered payment for such Warrant Securities (in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds to the order of TRW Inc., c/o [insert name and address of Warrant Agent], in the amount of [specified currency and amount] in accordance with the terms hereof. The undersigned requests that said shares of Warrant Securities be registered in the authorized denominations, in such names and delivered] all as specified in accordance with the instructions set forth below.

         If the number of Warrant exercised is less than all of the Warrant evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:



____\____\_____                            Name_________________________________
                                                        (Please Print)
(Insert Social Security                    Address    __________________________
or other Identifying
Number of Holder)                                     __________________________

                                           Signature  __________________________

         The Warrants evidenced hereby may be exercised at the following addresses:

                  By hand at   _________________________________________________

                               _________________________________________________

                               _________________________________________________

                               _________________________________________________

                  By mail at   _________________________________________________

                               _________________________________________________

                               _________________________________________________

                               _________________________________________________


         [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants -- complete as appropriate.]

                             [If Registered Warrant]
                                   Assignment

              (Form of Assignment To Be Executed If Holder Desires
                     to Transfer Warrants Evidenced Hereby)


FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto




                                                   Please insert social security
                                                   or other identify number

                                                   ____\____\_____

__________________________________________________
(Please print name and address including zip code)

________________________________________________________________________________
the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

                                                     ___________________________
                                                             Signature
                                                     (Signature must conform in
                                                     all respects to name of
                                                     holder as specified on the
                                                     face of this Warrant
                                                     Certificate and must bear a
                                                     signature guarantee by a
                                                     bank, trust company or
                                                     member broker of the New
                                                     York, Midwest or
                                                     Philadelphia Stock Exchange
                                                     or the Pacific Exchange.)


Signature Guaranteed:

____________________________________________